Exhibit 99.1

SYNNEX Corporation Reports Fiscal 2020 Fourth Quarter and Full Year Results

Fremont, Calif., January 11, 2021 - SYNNEX Corporation (NYSE: SNX), a leading provider of distribution, systems design and integration services for the technology industry, today announced financial results for the fiscal fourth quarter and fiscal year ended November 30, 2020.

	Q4 FY20	Q4 FY19	Net change
Revenue ($M)	$7,414	$6,581	12.7%
Operating income ($M)	$320.6	$268.3	19.5%
Non-GAAP operating income ($M)(1)	$388.2	$338.5	14.7%
Operating margin	4.32%	4.08%	24 bps
Non-GAAP operating margin(1)	5.24%	5.14%	10 bps
Net income ($M)	$215.2	$176.0	22.2%
Non-GAAP net income ($M)(1)	$270.8	$219.6	23.3%
Diluted earnings per common share ("EPS")	$4.14	$3.41	21.4%
Non-GAAP Diluted EPS(1)	$5.21	$4.26	22.3%

“We are proud to have delivered record financial results to close our fiscal year while concurrently delivering a successful spin of our Concentrix business on December 1, 2020. We are also energized to enter fiscal 2021 with a renewed singular focus on the market opportunities for our Technology Solutions’ business,” said Dennis Polk, SYNNEX President and CEO. “We look forward to leveraging this positive momentum, coupled with our unique market position and solid financial base, to further optimize our core operation, continue our organic growth efforts and to pursue strategic acquisitions.”

Fourth Quarter Fiscal 2020 Highlights:

•

Technology Solutions: Revenue was $6.1 billion, up 13.9% from the prior fiscal year fourth quarter. Operating income was $200 million, or 3.3% of segment revenue, compared to $167 million, or 3.1% of segment revenue, in the prior fiscal year fourth quarter. Non-GAAP operating income was $216 million, or 3.5% of segment revenue, compared to $178 million, or 3.3% of segment revenue, in the prior fiscal year fourth quarter.

•

Concentrix: Revenue was $1.3 billion, up 7.3% from the prior fiscal year fourth quarter. Operating income was $120 million, or 9.2% of segment revenue, compared to $101 million, or 8.4% of segment revenue in the prior fiscal year fourth quarter. Non-GAAP operating income was $172 million, or 13.2% of segment revenue, compared to $161 million, or 13.3% of segment revenue, in the prior fiscal year fourth quarter.

•	The trailing fiscal four quarters Return on Invested Capital (“ROIC”) was 9.9% compared to 8.8% in the prior fiscal year fourth quarter. The adjusted trailing fiscal four quarters ROIC was 11.5%.

•	Cash generated from operations was approximately $297 million for the quarter.

	FY20	FY19	Net change
Revenue ($M)	$24,676	$23,757	3.9%
Operating income ($M)	$830.1	$813.8	2.0%
Non-GAAP operating income ($M)(1)	$1,062.4	$1,095.7	-3.0%
Operating margin	3.36%	3.43%	-7 bps
Non-GAAP operating margin(1)	4.31%	4.61%	-30 bps
Net income ($M)	$529.2	$500.7	5.7%
Non-GAAP net income ($M)(1)	$708.5	$681.5	4.0%
Diluted earnings per common share ("EPS")	$10.21	$9.74	4.8%
Non-GAAP Diluted EPS(1)	$13.68	$13.26	3.2%

Fiscal 2020 Highlights:

•

Technology Solutions: Revenue was $20.0 billion, up 4.8% from the prior fiscal year. Operating income was $521 million, or 2.6% of segment revenue, compared to $519 million, or 2.7% of segment revenue, in the prior fiscal year. Non-GAAP operating income was $569 million, or 2.9% of segment revenue, in fiscal year 2020, compared to $564 million, or 3.0% of segment revenue, in the prior fiscal year.

•

Concentrix: Revenue was $4.7 billion, up 0.2% from the prior fiscal. Operating income was $309 million, or 6.5% of segment revenue, compared to $294 million, or 6.3% of segment revenue, in the prior fiscal year. Non-GAAP operating income was $494 million, or 10.5% of segment revenue, in fiscal year 2020, compared to $531 million, or 11.3% of segment revenue, in the prior fiscal year.

•	Cash generated from operations was approximately $1.844 billion for the year.

First Quarter Fiscal 2021 Outlook:

The following statements are based on SYNNEX’ current expectations for the fiscal 2021 first quarter. Non-GAAP financial measures exclude the impact of the amortization of intangible assets, share-based compensation and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $4.50 billion to $4.80 billion.

•	Net income is expected to be in the range of $70.3 million to $80.8 million and on a non-GAAP basis, net income is expected to be in the range of $81.0 million to $91.5 million.

•

Diluted earnings per share is expected to be in the range of $1.34 to $1.55 and on a non-GAAP basis, diluted earnings per share is expected to be in the range of $1.55 to $1.75, based on estimated outstanding diluted weighted average shares of 51.8 million.

•	After-tax amortization of intangibles is expected to be $7.3 million, or $0.14 per share.

•	After-tax share-based compensation expense is expected to be $3.4 million, or $0.07 per share.

Dividend

SYNNEX announced today that its Board of Directors reinstated a quarterly cash dividend of $0.20 per common share. The dividend is payable on January 29, 2021 to stockholders of record as of the close of business on January 22, 2021. The SYNNEX Board of Directors will assess the dividend on an annual basis each January.

Conference Call and Webcast

SYNNEX will host a conference call to discuss the fiscal 2020 fourth quarter results at 2:00 PM (PT)/5:00 PM (ET).

A live audio webcast of the earnings call will be accessible at ir.synnex.com, and a replay of the webcast will be available following the call.

About SYNNEX

SYNNEX Corporation (NYSE: SNX) is a Fortune 200 corporation and a leading provider of a comprehensive range of distribution, systems design and integration services for the technology industry to a wide range of enterprises. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at synnex.com.

(1)Use of Non-GAAP Financial Information

In addition to the financial results presented in accordance with GAAP, SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude transaction-related and integration expenses, the amortization of intangible assets and the related tax effects thereon. The Company also uses adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) which excludes other income (expense), net, and transaction-related and integration expenses. In fiscal year 2019, non-GAAP net income and non-GAAP diluted earnings per share also exclude gains upon the settlement of contingent consideration and a contingent gain related to the Westcon-Comstor Americas acquisition. In prior periods, SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.

Transaction-related expenses typically consist of acquisition, integration, and divestiture related costs and are expensed as incurred. These expenses primarily represent costs for legal, banking, consulting and advisory services, and debt extinguishment fees.  From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses.

SYNNEX’ acquisition activities have resulted in the recognition of intangible assets which consist primarily of customer relationships, vendor lists and technology. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s statements of operations within each segment. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products and the services performed for the Company’s clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.

Effective the first quarter of fiscal year 2021, the Company will also exclude share-based compensation expense in the computation of its non-GAAP financial measures. Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that companies can use when calculating share-based compensation expense, SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.

Additionally, SYNNEX refers to revenue at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of SYNNEX’ business performance. Financial results adjusted for currency are calculated by translating current period activity in the transaction currency using the comparable prior year periods’ currency conversion rate. Generally, when the dollar either strengthens or weakens against other currencies, revenue at constant currency rates or adjusting for currency will be higher or lower than revenue reported at actual exchange rates.

Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings (excluding book overdraft) and equity, net of cash and cash equivalents in the United States. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.

SYNNEX also uses free cash flow, which is cash flow from operating activities, reduced by purchases of property and equipment. SYNNEX uses free cash flow to conduct and evaluate its business because, although it is similar to cash flow from operations, SYNNEX believes it is an additional useful measure of cash flows since purchases of fixed assets are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing SYNNEX’ liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, SYNNEX believes it is important to view free cash flow as a complement to its entire consolidated statements of cash flows.

SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with SYNNEX’ consolidated financial statements prepared in accordance with GAAP. A reconciliation of SYNNEX’ GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

Safe Harbor Statement

Statements in this news release regarding SYNNEX Corporation that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding strategies and objectives of SYNNEX for future operations; our expectations and outlook for the fiscal 2021 first quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, outstanding diluted weighted average shares, tax rate, after-tax amortization of intangibles, and after-tax share-based compensation; and the anticipated benefits of the non-GAAP financial measures.

The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to realize the anticipated benefits of the Concentrix separation; the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2019 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2021 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Investor Contact:

Liz Morali

ir@synnex.com

510-668-8436

SYNNEX Corporation

Consolidated Balance Sheets

(currency and share amounts in thousands, except par value)

(Amounts may not add due to rounding)

(unaudited)

	November 30, 2020	November 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,564,672	$225,529
Accounts receivable, net	3,870,789	3,926,709
Receivable from vendors, net	286,327	368,505
Inventories	2,684,530	2,547,224
Other current assets	362,808	385,024
Total current assets	8,769,127	7,452,992
Property and equipment, net	609,294	569,899
Goodwill	2,259,935	2,254,402
Intangible assets, net	985,006	1,162,212
Deferred tax assets	87,059	97,539
Other assets	758,169	160,917
Total assets	$13,468,590	$11,697,960

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$158,715	$298,969
Accounts payable	3,891,815	3,149,443
Accrued compensation and benefits	522,790	402,771
Other accrued liabilities	989,684	723,716
Income taxes payable	67,088	32,223
Total current liabilities	5,630,092	4,607,122
Long-term borrowings	2,608,061	2,718,267
Other long-term liabilities	732,182	361,911
Deferred tax liabilities	159,396	222,210
Total liabilities	9,129,731	7,909,510
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized, 53,671 and 53,154 shares issued as of November 30, 2020 and 2019, respectively	54	53
Additional paid-in capital	1,591,536	1,545,421
Treasury stock, 2,538 and 2,399 shares as of November 30, 2020 and 2019, respectively	(191,216)	(172,627)
Accumulated other comprehensive income (loss)	(194,571)	(209,077)
Retained earnings	3,133,058	2,624,680
Total stockholders' equity	4,338,860	3,788,450
Total liabilities and equity	$13,468,590	$11,697,960

SYNNEX Corporation

Consolidated Statements of Operations

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2020	November 30, 2019	November 30, 2020	November 30, 2019
Revenue:
Products	$6,118,571	$5,374,241	$19,976,885	$19,069,966
Services	1,295,373	1,207,052	4,698,678	4,687,327
Total revenue	7,413,944	6,581,293	24,675,563	23,757,293
Cost of revenue:
Products	(5,751,929)	(5,036,301)	(18,783,042)	(17,912,711)
Services	(838,660)	(750,453)	(3,044,916)	(2,946,664)
Gross profit	823,355	794,539	2,847,604	2,897,917
Selling, general and administrative expenses	(502,768)	(526,251)	(2,017,502)	(2,084,156)
Operating income	320,588	268,288	830,103	813,761
Interest expense and finance charges, net	(28,290)	(38,726)	(127,336)	(166,421)
Other income (expense), net	(2,004)	10,599	1,276	30,363
Income before income taxes	290,294	240,161	704,042	677,703
Provision for income taxes	(75,142)	(64,160)	(174,882)	(176,991)
Net income	$215,152	$176,001	$529,160	$500,712
Earnings per common share:
Basic	$4.17	$3.44	$10.28	$9.79
Diluted	$4.14	$3.41	$10.21	$9.74
Weighted-average common shares outstanding:
Basic	51,048	50,693	50,900	50,669
Diluted	51,432	51,032	51,237	50,936

SYNNEX Corporation

Segment Information

(currency in thousands)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2020	November 30, 2019	November 30, 2020	November 30, 2019
Revenue:
Technology Solutions	$6,118,836	$5,374,241	$19,977,150	$19,069,970
Concentrix	1,300,858	1,212,836	4,719,534	4,707,912
Inter-segment elimination	(5,750)	(5,784)	(21,121)	(20,589)
Consolidated	$7,413,944	$6,581,293	$24,675,563	$23,757,293

Operating income:
Technology Solutions	$200,380	$166,834	$521,341	$519,429
Concentrix	120,208	101,454	308,761	294,332
Consolidated	$320,588	$268,288	$830,103	$813,761

SYNNEX Corporation

Pro forma SYNNEX Condensed Consolidated Balance Sheet as of November 30, 2020

(currency and shares in thousands, except par value)

(Amounts may not add due to rounding)

(unaudited)

Pro forma SYNNEX
ASSETS
Current assets:
Cash and cash equivalents	$1,412,016
Accounts receivable, net	2,808,125
Receivable from vendors, net	286,327
Inventories	2,684,076
Other current assets	180,343
Total current assets	7,370,887
Property and equipment, net	157,645
Goodwill	423,885
Intangible assets, net	186,047
Deferred tax assets	39,636
Other assets	138,069
Total assets	$8,316,169

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$124,958
Accounts payable	3,753,634
Accrued compensation and benefits	103,075
Other accrued liabilities	618,616
Income taxes payable	46,363
Total current liabilities	4,646,647
Long-term borrowings	1,496,700
Other long-term liabilities	130,296
Deferred tax liabilities	5,836
Total liabilities	6,279,478
Stockholders' equity:
Common stock, $0.001 par value	54
Additional paid-in capital	1,591,536
Treasury stock	(191,216)
Accumulated other comprehensive income (loss)	(190,758)
Retained earnings	827,077
Total stockholders' equity	2,036,692
Total liabilities and equity	$8,316,169

On December 1, 2020, SYNNEX Corporation completed the previously announced separation of its customer experience services businesses, which was accomplished by the distribution of one hundred per cent of the outstanding common stock of Concentrix Corporation to SYNNEX stockholders (the “Distribution”). The unaudited pro forma condensed consolidated balance sheet assumes the Distribution occurred on November 30, 2020 and has been prepared by SYNNEX for illustrative and informational purposes only in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020. The unaudited pro forma condensed consolidated balance sheet does not purport to project the future financial position of SYNNEX following the completion of the separation.

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in thousands)

(Amounts may not add due to rounding)

	Three Months Ended		Fiscal Year Ended
	November 30, 2020	November 30, 2019	November 30, 2020	November 30, 2019
Revenue in constant currency
Consolidated
Revenue	$7,413,944	$6,581,293	$24,675,563	$23,757,293
Foreign currency translation	(3,210)		108,546
Revenue in constant currency	$7,410,734	$6,581,293	$24,784,109	$23,757,293

Technology Solutions
Revenue	$6,118,836	$5,374,241	$19,977,150	$19,069,970
Foreign currency translation	8,318		87,806
Revenue in constant currency	$6,127,154	$5,374,241	$20,064,956	$19,069,970

Concentrix
Revenue	$1,300,858	$1,212,836	$4,719,534	$4,707,912
Foreign currency translation	(11,528)		20,740
Revenue in constant currency	$1,289,330	$1,212,836	$4,740,274	$4,707,912

	Three Months Ended		Fiscal Year Ended
	November 30, 2020	November 30, 2019	November 30, 2020	November 30, 2019
Selling, general and administrative expenses
Consolidated
GAAP selling, general and administrative expenses	$502,768	$526,251	$2,017,502	$2,084,156
Transaction-related and integration expenses	20,546	17,872	44,879	71,454
Amortization of intangibles	46,816	51,937	186,251	208,901
Adjusted selling, general and administrative expenses	$435,406	$456,442	$1,786,372	$1,803,801

Technology Solutions
GAAP selling, general and administrative expenses	$166,277	$171,105	$672,516	$637,830
Transaction-related and integration expenses	5,782	—	7,414	981
Amortization of intangibles	10,018	10,907	40,148	43,875
Adjusted selling, general and administrative expenses	$150,477	$160,198	$624,954	$592,974

Concentrix
GAAP selling, general and administrative expenses	$338,425	$356,977	$1,352,764	$1,454,116
Transaction-related and integration expenses	14,764	17,872	37,465	70,473
Amortization of intangibles	36,798	41,030	146,103	165,026
Adjusted selling, general and administrative expenses	$286,863	$298,075	$1,169,196	$1,218,617

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in thousands)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Fiscal Year Ended
	November 30, 2020	November 30, 2019	November 30, 2020	November 30, 2019
Operating income and Operating margin
Consolidated
Revenue	$7,413,944	$6,581,293	$24,675,563	$23,757,293

GAAP operating income	$320,588	$268,288	$830,103	$813,761
Transaction-related and integration expenses	20,546	17,872	44,879	71,454
Amortization of intangibles	47,111	52,332	187,431	210,481
Non-GAAP operating income	$388,245	$338,492	$1,062,413	$1,095,696

GAAP operating margin	4.32%	4.08%	3.36%	3.43%
Non-GAAP operating margin	5.24%	5.14%	4.31%	4.61%

Technology Solutions
Segment revenue	$6,118,836	$5,374,241	$19,977,150	$19,069,970

GAAP operating income	$200,380	$166,834	$521,341	$519,429
Transaction-related and integration expenses	5,782	—	7,414	981
Amortization of intangibles	10,018	10,907	40,148	43,875
Non-GAAP operating income	$216,180	$177,741	$568,903	$564,285

GAAP operating margin	3.27%	3.10%	2.61%	2.72%
Non-GAAP operating margin	3.53%	3.31%	2.85%	2.96%

Concentrix
Segment revenue	$1,300,858	$1,212,836	$4,719,534	$4,707,912

GAAP operating income	$120,208	$101,454	$308,761	$294,332
Transaction-related and integration expenses	14,764	17,872	37,465	70,473
Amortization of intangibles	37,093	41,425	147,283	166,606
Non-GAAP operating income	$172,065	$160,751	$493,509	$531,411

GAAP operating margin	9.24%	8.37%	6.54%	6.25%
Non-GAAP operating margin	13.23%	13.25%	10.46%	11.29%

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in thousands)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Fiscal Year Ended
	November 30, 2020	November 30, 2019	November 30, 2020	November 30, 2019
Adjusted EBITDA
Consolidated
Net income	$215,152	$176,001	$529,160	$500,712
Interest expense and finance charges, net	28,290	38,726	127,336	166,421
Provision for income taxes	75,142	64,160	174,882	176,991
Depreciation (excluding accelerated depreciation included in transaction-related and integration expenses below)	43,067	38,273	154,048	157,277
Amortization of intangibles	47,111	52,332	187,431	210,481
EBITDA	$408,762	$369,492	$1,172,857	$1,211,882
Other (income) expense, net (excluding amounts included in transaction-related and integration expenses below)	1,834	(10,599)	(1,964)	(30,192)
Transaction-related and integration expenses	22,969	17,872	47,820	71,283
Adjusted EBITDA	$433,565	$376,765	$1,218,713	$1,252,973

Technology Solutions
Net income	$133,289	$130,808	$337,526	$366,888
Interest expense and finance charges, net	19,491	18,501	79,023	74,225
Provision for income taxes	42,433	28,526	98,621	106,399
Depreciation	7,273	5,735	24,923	22,454
Amortization of intangibles	10,018	10,907	40,148	43,875
EBITDA	$212,504	$194,477	$580,241	$613,841
Other (income) expense, net	5,167	(11,001)	6,172	(28,083)
Transaction-related and integration expenses	8,035	—	9,667	981
Adjusted EBITDA	$225,706	$183,476	$596,080	$586,739

Concentrix
Net income	$81,863	$45,193	$191,634	$133,824
Interest expense and finance charges, net	8,798	20,226	48,313	92,196
Provision for income taxes	32,709	35,634	76,261	70,592
Depreciation (excluding accelerated depreciation included in transaction-related and integration expenses below)	35,794	32,538	129,125	134,823
Amortization of intangibles	37,093	41,425	147,283	166,606
EBITDA	$196,257	$175,016	$592,616	$598,041
Other (income) expense, net (excluding amounts included in transaction-related and integration expenses below)	(3,333)	401	(8,135)	(2,109)
Transaction-related and integration expenses	14,934	17,872	38,153	70,302
Adjusted EBITDA	$207,858	$193,289	$622,634	$666,234

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Fiscal Year Ended
	November 30, 2020	November 30, 2019	November 30, 2020	November 30, 2019
Net income
Net income	$215,152	$176,001	$529,160	$500,712
Transaction-related and integration expenses	22,969	17,872	47,820	71,283
Amortization of intangibles	47,111	52,332	187,431	210,481
Contingent consideration	—	—	—	(19,034)
Acquisition-related contingent gain	—	(11,112)	—	(11,112)
Income taxes related to the above(1)	(14,469)	(15,492)	(55,876)	(70,820)
Non-GAAP net income	$270,763	$219,601	$708,535	$681,510

Diluted earnings per common share ("EPS")(2)
Net income	$215,152	$176,001	$529,160	$500,712
Less: net income allocated to participating securities	2,056	1,812	5,847	4,573
Net income attributable to common stockholders	213,096	174,189	523,313	496,139
Transaction-related and integration expenses attributable to common stockholders	22,750	17,680	47,301	70,623
Amortization of intangibles attributable to common stockholders	46,661	51,771	185,397	208,531
Contingent consideration attributable to common stockholders	—	—	—	(18,858)
Acquisition-related contingent gain attributable to common stockholders	—	(10,993)	—	(11,009)
Income taxes related to the above attributable to common stockholders(1)	(14,331)	(15,326)	(55,270)	(70,164)
Non-GAAP net income attributable to common stockholders	$268,176	$217,322	$700,741	$675,262

Weighted-average number of common shares - diluted:	51,432	51,032	51,237	50,936

Diluted EPS(2)	$4.14	$3.41	$10.21	$9.74
Transaction-related and integration expenses	0.44	0.35	0.92	1.39
Amortization of intangibles	0.91	1.01	3.62	4.09
Contingent consideration	—	—	—	(0.37)
Acquisition-related contingent gain	—	(0.22)	—	(0.22)
Income taxes related to the above(1)	(0.28)	(0.30)	(1.08)	(1.38)
Non-GAAP Diluted EPS	$5.21	$4.26	$13.68	$13.26

SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Fiscal Year Ended
(Currency in thousands)	November 30, 2020	November 30, 2019	November 30, 2020	November 30, 2019
Net cash provided by operating activities	$297,292	$349,280	$1,844,389	$549,918
Purchases of property and equipment	(70,617)	(45,825)	(197,965)	(137,423)
Free cash flow	$226,675	$303,455	$1,646,424	$412,495

	Forecast
	Three Months Ending February 28, 2021
(Amounts in millions, except per share amounts)	Low	High
Net income	$70.3	$80.8
Share-based compensation	4.5	4.5
Amortization of intangibles	9.7	9.7
Income taxes related to the above(1)	(3.5)	(3.5)
Non-GAAP net income	$81.0	$91.5

Diluted EPS(2)	$1.34	$1.55
Share-based compensation	0.09	0.09
Amortization of intangibles	0.19	0.19
Income taxes related to the above(1)	(0.07)	(0.07)
Non-GAAP Diluted EPS	$1.55	$1.75

(1) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the effective year-to-date tax rate during the respective periods.

(2) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 1.0% of Net income for both the three months ended November 30, 2020 and 2019. Net income allocated to participating securities was approximately 1.1% and 0.9% of Net income for the years ended November 30, 2020 and 2019, respectively. Net income allocable to participating securities is estimated to be approximately 0.9% of the forecast Net income for the three months ending February 28, 2021.

SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

Return on Invested Capital ("ROIC")

	November 30, 2020	November 30, 2019
ROIC
Operating income (trailing fiscal four quarters)	$830,103	$813,761
Income taxes on operating income(1)	(205,035)	(211,985)
Operating income after taxes	$625,068	$601,776

Total borrowings, excluding book overdraft (last five quarters average)	$2,908,153	$3,364,846
Total equity (last five quarters average)	3,982,192	3,574,562
Less: U.S. cash and cash equivalents (last five quarters average)	(583,473)	(66,036)
Total invested capital	$6,306,872	$6,873,372

ROIC	9.9%	8.8%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$1,062,413	$1,095,696
Income taxes on Non-GAAP operating income(1)	(259,972)	(285,758)
Non-GAAP operating income after taxes	$802,441	$809,938

Total invested capital	$6,306,872	$6,873,372
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	661,518	487,394
Total Non-GAAP invested capital	$6,968,390	$7,360,766

Adjusted ROIC	11.5%	11.0%

(1) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

Debt to Adjusted EBITDA leverage ratio

		November 30, 2020	November 30, 2019
Total borrowings, excluding book overdraft	(a)	$2,766,319	$3,014,152
Less: cash and cash equivalents	(b)	1,564,672	225,529
Net debt	(c)=(a)-(b)	$1,201,647	$2,788,623
Trailing fiscal four quarters Adjusted EBITDA	(d)	$1,218,713	$1,252,973
Debt to Adjusted EBITDA leverage ratio	(e)=(a)/(d)	2.3	2.4
Net debt to Adjusted EBITDA leverage ratio	(f)=(c)/(d)	1.0	2.2

SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

(continued)

Cash Conversion Cycle

		Three Months Ended
		November 30, 2020	November 30, 2019
Consolidated
Days sales outstanding
Revenue (products and services)	(a)	$7,413,944	$6,581,293
Accounts receivable, net	(b)	3,870,789	3,926,709
Days sales outstanding	(c) = (b)/((a)/the number of days during the period)	48	54

Days inventory outstanding
Cost of revenue (products and services)	(d)	$6,590,589	$5,786,754
Inventories	(e)	2,684,530	2,547,224
Days inventory outstanding	(f) = (e)/((d)/the number of days during the period)	37	40

Days payable outstanding
Cost of revenue (products and services)	(g)	$6,590,589	$5,786,754
Accounts payable	(h)	3,891,815	3,149,443
Days payable outstanding	(i) = (h)/((g)/the number of days during the period)	54	50

Cash conversion cycle	(j) = (c)+(f)-(i)	31	44

Technology Solutions
Days sales outstanding
Segment revenue	(a)	$6,118,836	$5,374,241
Accounts receivable, net	(b)	2,808,125	2,995,610
Days sales outstanding	(c) = (b)/((a)/the number of days during the period)	42	51

Days inventory outstanding
Segment cost of revenue	(d)	$5,752,179	$5,036,301
Inventories	(e)	2,684,076	2,546,115
Days inventory outstanding	(f) = (e)/((d)/the number of days during the period)	42	46

Days payable outstanding
Segment cost of revenue	(g)	$5,752,179	$5,036,301
Accounts payable	(h)	3,753,634	3,104,886
Days payable outstanding	(i) = (h)/((g)/the number of days during the period)	59	56

Cash conversion cycle	(j) = (c)+(f)-(i)	25	41